Exhibit 99.1

Mohegan Sun at Pocono Downs

Slot Machine Statistical Report

	Slot Handle (1)	Gross Slot Win (2)	Gross Slot Hold Percentage (3)	Pennsylvania Slot Tax (4)	Weighted Average Number of Slot Machines (5)
October-10	$250,042,219	$19,173,590	7.67%	$10,469,179	2466
November-10	220,820,405	17,201,871	7.79%	9,429,408	2466
December-10	218,495,502	17,282,357	7.91%	9,463,310	2465
January-11	218,932,310	18,064,612	8.25%	9,888,536	2466
February-11	224,258,045	18,281,859	8.15%	9,996,040	2465
March-11	257,443,061	20,181,203	7.84%	11,043,815	2359
April-11	253,794,246	20,303,599	8.00%	11,074,831	2332
May-11	253,620,487	18,849,371	7.43%	10,286,350	2332
June-11	246,019,617	17,893,523	7.27%	9,747,623	2332
July-11	269,642,513	20,656,416	7.66%	11,244,925	2332
August-11	257,980,434	20,674,092	8.01%	11,290,220	2331
September-11	245,155,473	18,765,199	7.65%	10,277,334	2332

Fiscal Year 2011	$2,916,204,312	$227,327,692	7.80%	$124,211,571

October-09	$238,998,460	$18,717,536	7.83%	$10,246,561	2466
November-09	226,688,032	17,233,056	7.60%	9,485,027	2466
December-09	212,076,349	16,600,628	7.83%	9,118,123	2465
January-10	230,673,805	18,176,252	7.88%	9,992,246	2466
February-10	226,613,567	16,989,022	7.50%	9,346,103	2463
March-10	257,781,685	19,825,953	7.69%	10,902,773	2386
April-10	247,793,920	19,293,610	7.79%	10,606,585	2182
May-10	262,163,678	19,634,940	7.49%	10,801,601	2212
June-10	248,098,299	18,883,630	7.61%	10,378,727	2216
July-10	258,621,617	21,144,766	8.18%	11,636,551	2225
August-10	235,265,659	19,130,347	8.13%	10,532,872	2271
September-10	231,293,281	17,958,103	7.76%	9,885,982	2459

Fiscal Year 2010	$2,876,068,352	$223,587,843	7.77%	$122,933,151

(1)	“Slot Handle” is defined as amounts wagered by patrons on slot machines, including free promotional slot plays, which approximates amounts reported on the Pennsylvania Gaming Control Board website as “Wagers.”
(2)	“Gross Slot Win,” sometimes referred to as gross slot revenues, is defined as amounts wagered less prizes paid out, which approximates amounts reported on the Pennsylvania Gaming Control Board website as “Gross Terminal Revenue.”
(3)	“Gross Slot Hold Percentage” is defined as the percentage of slot handle that is held by slot machines. Gross slot hold percentage is derived by dividing gross slot win by slot handle.
(4)	“Pennsylvania Slot Tax” is defined as the portion of gross slot win that must be paid to the Commonwealth of Pennsylvania on a daily basis. This portion approximates 55% of gross slot win.
(5)	“Weighted Average Number of Slot Machines” is defined as the weighted average number of slot machines on the casino gaming floor during the monthly period.